Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ViroPro, Inc. dated March 18, 2005, of our report dated February 24, 2005, relating to the financial statements of ViroPro, Inc. as of November 30, 2004, and the year then ended.

/s/ Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP

Certified Public Accountants

March 18, 2005

Denver, Colorado